UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,
Box 70381,
SE-107 24, Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2022, Autoliv, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 66,910,079 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 23, 2022. At the Annual Meeting, the Company’s stockholders took the following actions:

Election of Directors

Mr. Mikael Bratt, Ms. Laurie Brlas, Mr. Jan Carlson, Mr. Hasse Johansson, Mr. Leif Johansson, Mr. Franz-Josef Kortüm, Mr. Frédéric Lissalde, Ms. Min Liu, Dr. Xiaozhi Liu, Mr. Martin Lundstedt, and Mr. Thaddeus Senko were each elected to the Company’s board of directors (the “Board”) for a one-year term until the 2023 annual meeting of stockholders.

The votes cast were as follows:

Mr. Mikael Bratt:	65,169,205 votes for, 638,857 votes withheld and 1,102,017 broker non-votes.
Ms. Laurie Brlas:	62,711,086 votes for, 3,096,976 votes withheld and 1,102,017 broker non-votes.
Mr. Jan Carlson:	63,567,963 votes for, 2,240,099 votes withheld and 1,102,017 broker non-votes.
Mr. Hasse Johansson:	65,184,945 votes for, 623,117 votes withheld and 1,102,017 broker non-votes.
Mr. Leif Johansson:	62,410,295 votes for, 3,397,767 votes withheld and 1,102,017 broker non-votes.
Mr. Franz-Josef Kortüm:	62,948,854 votes for, 2,859,208 votes withheld and 1,102,017 broker non-votes.
Mr. Frédéric Lissalde:	62,308,597 votes for, 3,499,465 votes withheld and 1,102,017 broker non-votes.
Ms. Min Liu:	65,148,890 votes for, 659,172 votes withheld and 1,102,017 broker non-votes.
Dr. Xiaozhi Liu:	65,006,968 votes for, 801,094 votes withheld and 1,102,017 broker non-votes.
Mr. Martin Lundstedt:	65,228,015 votes for, 580,047 votes withheld and 1,102,017 broker non-votes.
Mr. Thaddeus Senko:	65,090,250 votes for, 717,812 votes withheld and 1,102,017 broker non-votes.

Advisory Vote to Approve Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2021. The votes cast were as follows:

64,229,409 votes for, 932,138 votes against, 646,515 abstentions and 1,102,017 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022. The votes cast were as follows:

60,742,565 votes for, 5,716,221 votes against, 451,293 abstentions and 0 broker non-votes.

A copy of the press release dated May 11, 2022 regarding the results of the Annual Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Second Quarter Dividend

In a press release dated May 10, 2022, the Company announced that the Board declared a quarterly dividend of $0.64 cents per share for the second quarter of 2022. The dividend will be payable on Monday, June 13, 2022 to the Company stockholders of record on the close of business on Tuesday, May 24, 2022.

A copy of the press release dated May 10, 2022 regarding the second quarter dividend is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 11, 2022 (Annual Meeting).

99.2	Press Release of Autoliv, Inc. dated May 10, 2022 (Dividend Declaration).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 11, 2022 (Annual Meeting).

99.2	Press Release of Autoliv, Inc. dated May 10, 2022 (Dividend Declaration).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: May 11, 2022